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                                                                   EXHIBIT 10(l)


                           SCIENTIFIC-ATLANTA, INC.

                     SENIOR OFFICER ANNUAL INCENTIVE PLAN






                                            As adopted by the Board of Directors
                                                                on June 22, 1994
                                                         and by the Stockholders
                                                              on October 3, 1994
                                           and amended by the Board of Directors
                                                              on August 20, 1998
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                           SCIENTIFIC-ATLANTA, INC.
                     SENIOR OFFICER ANNUAL INCENTIVE PLAN


1.   PURPOSE

The purpose of this Plan is to improve the return to the Company's stockholders by providing incentive compensation to the Chief Executive Officer (and any other Plan Participants) of the Company for superior performance. Performance Objectives, i.e., standards of performance, are set at such a level as to require the Participants to excel in order to attain them. To these ends, the Plan provides a means of rewarding the Participants for contributing through their individual performance to the objectives of the Company.

2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

     2.1  "Board" - The Board of Directors of the Company.

     2.2 "Business Unit" - An organizational unit, i.e., business unit, region, function, division, group or sector.

     2.3 "Code" - The Internal Revenue Code of 1986, as amended from time to time, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

     2.4 "Company" - Scientific-Atlanta, Inc. and its subsidiaries and affiliates.

     2.5 "Committee" - The Human Resources and Compensation Committee of the Board of Directors or any other committee appointed by the Board whose members meet the requirements for eligibility to serve set forth in paragraph 3 of the Plan and which is vested by the Board with responsibility for the administration of the Plan, provided, however, that only those members of the Human Resources and Compensation Committee of the Board who participate in decisions relative to Performance Objectives and awards and payments under this Plan shall be deemed to be part of the "Committee" for purposes of this Plan.

     2.6  "Exchange Act" - The Securities Exchange Act of 1934, as amended.

     2.7 "Participant" - A person selected in accordance with paragraph 4 of the Plan to receive an incentive compensation award in accordance with this Plan.

     2.8 "Performance Objectives" - The specific targets and objectives established by the Committee under any or all of the following four categories: profit before taxes, return on net assets, revenue growth and gross margin. Performance Objectives shall be determined and measured in accordance with generally accepted accounting principles as utilized by the Company in its reports filed under the Exchange Act.

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     2.9   "Plan" - This Senior Officer Annual Incentive Plan.

     2.10  "Plan Year" - A fiscal year of the Company.

     2.11 "Retire" - Voluntary termination of employment with the Company by a Participant after the date on which: (i) the Participant has completed five (5) years of Credited Service under the Retirement Plan, and (ii) the sum of such Participant's age and years of Credited Service equal sixty-five (65).

     2.12 "Retirement Plan" - The Scientific-Atlanta, Inc. Retirement Plan and Trust.

     2.13 "Target" - Incentive compensation award, expressed as a percentage of Participant's base salary, payable to a Participant upon meeting: (i) one hundred percent (100%) of quantitative and qualitative objectives and (ii) all other eligibility criteria under the Plan.

3. ADMINISTRATION AND INTERPRETATION OF THE PLAN. The Board shall appoint the Committee, which shall consist of not less than two (2) members of the Board. Unless the Board determines otherwise, the Committee shall be comprised solely of "outside" directors within the meaning of Section 162(m)(4)(C)(i) of the Code. The Committee shall have the power to (i) approve eligible Participants, (ii) approve awards and payments under the Plan, (iii) interpret and construe the Plan, (iv) adopt, amend and rescind rules and regulations relating to the Plan, and (v) make all other determinations and take all other actions necessary or desirable for the Plan's administration.

     The decision of the Committee on any question concerning the interpretation and administration of the Plan shall be final and conclusive. Subject to paragraph 7 hereof, nothing in the Plan shall give any employee, his/her legal representatives or assigns, any right to a payment or otherwise to participate in the Plan, except as the Committee may determine after the conclusion of a Plan Year.

4.   ELIGIBLE PARTICIPANTS.

     4.1 DESIGNATION AND APPROVAL. Participants will be the Chief Executive Officer and any other senior officers who are designated and are approved by the Committee to receive an incentive compensation award under the Plan, provided, however, that if a Change in Control (as
                           --------  -------
           defined in paragraph 7) occurs prior to the time Participants are determined for the Plan Year in which the Change in Control occurs, all persons who were Participants in the prior Plan Year and who are active employees of the Company as of the date of the Change in Control shall be Participants for such Plan Year.

     4.2 REQUIREMENT OF ACTIVE EMPLOYMENT AS OF DATE WHICH COMMITTEE APPROVES AWARDS. Except as the Committee may otherwise determine or as provided in paragraph 7, in order to be eligible to earn and receive an incentive compensation award under the Plan, a Participant for any Plan Year must be an active employee of the Company on the date which the

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          Committee meets and approves incentive compensation awards under this
          Plan after the end of the Plan Year. Accordingly, if a Participant voluntarily terminates his/her employment or if the Company involuntarily terminates a Participant's employment prior to the date upon which the Committee meets after the end of the Plan Year to approve incentive compensation awards for that Plan Year, the Participant does not earn and is not eligible to receive an incentive compensation award under the Plan.

     4.3 PRORATED AWARDS. The Committee may decide to award a prorated award to a Participant who is newly hired during the Plan Year. Prorated awards may also be given to Participants who Retire during a Plan Year and to the estates of Participants who die during a Plan Year.

5.   DETERMINATION OF INCENTIVE COMPENSATION AWARDS.

     5.1 TARGETS. Each Participant will have a Target established for him/her by the Company for the Plan Year.

     5.2 PERFORMANCE OBJECTIVES. The Committee shall establish one or more specific Performance Objectives for a Plan Year, and such Performance Objectives shall be established within ninety (90) days of the beginning of the Plan Year. The Committee shall also establish a schedule or schedules setting forth the amount to be paid based on the extent to which the Performance Objectives are actually achieved as determined by the Committee. The Committee may at any time adjust the Performance Objectives and any schedules of payments related thereto or adjust the way Performance Objectives are measured, provided that this provision shall not apply to any payment that is intended to qualify as performance-based compensation under Code Section 162(m)(4)(C), if and to the extent that it would prevent the payment from so qualifying. The Committee shall have the right to reduce or eliminate the compensation payable upon the attainment of a Performance Objective but shall not have the discretion to increase a payment upon the attainment of a Performance Objective.

6.   PAYMENT OF INCENTIVE COMPENSATION AWARDS

     6.1 TIME OF PAYMENT. Except as provided in paragraph 7, incentive compensation awards under this Plan will be fully paid in cash within ninety (90) days after the end of the Plan Year, or deferred in whole or in part based on a written request for deferral submitted by the Participant and approved by the Company in accordance with procedures established by the Company.

     6.2 TREATMENT OF AWARD AS COMPENSATION. Any amounts paid as incentive compensation under this Plan shall be considered as compensation to the Participant for purposes of the Retirement Plan and disability and life insurance programs, unless and to the extent that such compensation is expressly excluded by the provisions of the Retirement Plan or the instruments establishing such programs, but such amounts shall not be considered as compensation for purposes of any other incentive plan or other benefits unless

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          the written instrument establishing such other plan or benefits expressly includes compensation paid under this Plan.

     6.3 MAXIMUM AWARD. The maximum dollar value with respect to payments under this Plan to any Participant in any single Plan Year shall be $600,000.

7.   CHANGE IN CONTROL OF THE COMPANY

     7.1 CONTRARY PROVISIONS. Notwithstanding anything contained in the Plan to the contrary, the provisions of this paragraph 7 shall govern and supersede any inconsistent terms or provisions of the Plan.

     7.2 CHANGE IN CONTROL. For purposes of the Plan, Change in Control shall mean any of the following events:

          7.2.1 The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"); provided, however, that for purposes of this paragraph 8(b)(1),
                 --------  -------
                 the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

          7.2.2 The individuals who are members of the Incumbent Board (as defined below) cease for any reason to constitute at least two-thirds (2/3) of the Board. The "Incumbent Board" shall include the individuals who as of August 20, 1990 are members of the Board and any individual becoming a director subsequent to August 20, 1990 whose election, or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a
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                 member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two (2) full years as a member of the Board; provided, further, however, that notwithstanding the
                            --------  -------  -------
                 foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (i) as a result of either an actual or threatened "election contest" (within the meaning of Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") or (ii) with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest; or

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          7.2.3  Approval by stockholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the Company resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

          7.2.4 Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

          7.2.5 Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if a Change in Control
                                        --------
                 would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the Percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, the a Change in Control shall occur.

          7.2.6 Notwithstanding anything contained in this Plan to the contrary, if a Participant's employment is terminated prior to a Change in Control and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control who effectuates a Change in Control or (ii) otherwise occurred in connection with or in anticipation of a Change in Control which actually occurs, then for all purposes of this Plan, the date of a Change in Control in respect of such Participant shall mean the date immediately prior to the date of termination of such Participant's employment.

     7.3 PAYMENT UPON A CHANGE IN CONTROL. Upon a Change in Control, the incentive compensation award for a Plan Year ending prior to the date of the

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          Change in Control for which payment has not previously been made shall be unconditionally payable in cash to each Participant.

          7.3.1 If a Change in Control occurs with approval of the Board granted prior to any such Change in Control, incentive compensation awards for the Plan Year during which the Change in Control occurs shall be unconditionally payable to each Participant, such awards to be the Target percentage of each Participant's base salary or such higher percentage a may be approved by the Committee.

          7.3.2 If a Change in Control occurs without approval of the Board granted prior to any such Change in Control, incentive compensation awards for the Plan Year during which the Change in Control occurs shall be unconditionally payable to each Participant, such awards to be two (2) times the Target percentage of each Participant's base salary; provided,
                                                               --------
                 however, that in any case, if a Change in Control occurs before
                 -------
                 Target percentages shall have been established for a Plan Year, the Target percentages for such Plan Year shall be no less favorable to the Participants than the Target percentages for the prior Plan Year. Unless the Committee directs an earlier payment, incentive compensation awards payable in accordance with this paragraph 7.3.2 shall be paid in cash on or before the earlier of the date which is five (5) days following the date of the Change of Control or the date determined in accordance with paragraph 6 above.

     7.4 CONTINUATION OF THE PLAN. For a period of two (2) Plan Years following the Plan Year in which a Change of Control occurs, the Plan shall not be terminated or amended in any way (including, but not limited to, restricting or limiting the right to participate in the Plan of any person who is a Participant on the day prior to the date of the Change in Control), nor shall the manner in which the Plan is administered be changed in a way that adversely affects the level of participation or reward opportunities of any Participant; provided, however, that the
                                                   --------  -------
          Plan shall be amended as necessary to make appropriate adjustments for
          (i) any negative effect that the costs of expenses incurred by the Company in connection with the Change in Control may have on the benefits payable under the Plan and (ii) any changes to the Company (including, but not limited to, changes in corporate structure or capitalization, acquisitions or dispositions and increased interest expense as a result of the incurrence or assumption by the Company of acquisition indebtedness) following the Change in Control so as to preserve the reward opportunities and performance targets for comparable performance under the Plan as in effect on the date immediately prior to the Change in Control.

     7.5 NO AMENDMENT OR TERMINATION OF CHANGE IN CONTROL PROVISION. This paragraph 7 shall not be amended or terminated at any time. Any amendment or termination of the Plan prior to a Change in Control which (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in

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          connection with or in anticipation of a Change in Control shall be null and void and shall have no effect whatsoever.

     7.6 TRUST ARRANGEMENT. All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and the benefits hereunder shall be paid only from the general asset of the Company; provided, however,
                                                              --------  -------
          nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

8. NON-ASSIGNABILITY. No payment awarded under this Plan nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void and shall not be recognized or given effect by the Company.

9. AMENDMENT OF THE PLAN. This Plan may be amended at any time and from time to time by the Board, provided that no amendment to the Plan which would change the material terms of performance goals that were previously approved by the Company's stockholders within the meaning of Proposed Treasury Regulation Section 1.162.27(e)(4)(vi) or a successor provision shall be made without the approval of the stockholders of the Company, unless the Board determines that such approval: (i) is not necessary to avoid loss of a deduction under Section 162(m) of the Code, (ii) will not avoid such a loss of deduction or (iii) is not advisable.

10. NO RIGHT TO EMPLOYMENT. Nothing in this Plan or in any notice of award pursuant to this Plan shall confer upon any person the right to continue in the employment of the Company or affect the Company's right to terminate the employment of any person.

11. PERFORMANCE-BASED COMPENSATION. This Plan is intended to give the Committee the authority, in its discretion, to make payments that qualify as performance-based compensation under Code Section 162(m)(4)(C).

12. GOVERNING LAW. This Plan and the rights of all persons claiming rights under the Plan shall be governed by and interpreted in accordance with the laws of the State of Georgia, excluding its provisions regarding conflicts of laws.

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To record the adoption of this restated Plan by the Board on August 20, 1998, the Company has caused its authorized officers to affix the corporate name and seal hereto.



                              SCIENTIFIC-ATLANTA, INC.


                              By: /s/ Brian C. Koenig
                                 ----------------------------------------------
                              Name:  Brian C. Koenig
                              Title: Senior Vice President - Human Resources



Attest: /s/ William E. Eason, Jr.
       -----------------------------
Name:  William E. Eason, Jr.
Title: Secretary

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